Exhibit 99.1

Paramount Announces Second Quarter 2022 Results

–Raises Guidance for Full Year 2022–

NEW YORK – July 26, 2022 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 today and reported results for the second quarter ended June 30, 2022.

Second Quarter Highlights:

•

Reported net loss attributable to common stockholders of $0.4 million, or $0.00 per diluted share, for the quarter ended June 30, 2022, compared to $15.9 million, or $0.07 per diluted share, for the quarter ended June 30, 2021.

•

Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $53.6 million, or $0.24 per diluted share, for the quarter ended June 30, 2022, compared to $47.6 million, or $0.22 per diluted share, for the quarter ended June 30, 2021.

•	Raised its full year 2022 earnings guidance as follows:
o

Estimated earnings attributable to common stockholders will be between a net loss of $0.01 per diluted share and net income of $0.03 per diluted share, compared to its prior estimated range of net loss attributable to common stockholders of $0.05 and $0.01 per diluted share, an increase in net income of $0.04 per diluted share at the midpoint of the Company’s prior estimate.

o

Estimated Core FFO attributable to common stockholders will be between $0.95 and $0.99 per diluted share, compared to its prior estimated range of $0.93 to $0.97 per diluted share, an increase of $0.02 per diluted share at the midpoint of the Company’s prior guidance.

•	Reported a 5.6% increase in Same Store Cash Net Operating Income (“NOI”) and a 9.0% increase in Same Store NOI in the quarter ended June 30, 2022, compared to the same period in the prior year.
•

Leased 250,231 square feet, of which the Company’s share was 188,175 square feet that was leased at a weighted average initial rent of $78.28 per square foot. Of the 188,175 square feet that was leased, 96,052 square feet represented the Company’s share of second generation space, for which rental rates decreased by 5.3% on a cash basis and increased by 0.5% on a GAAP basis.

•	Declared a second quarter cash dividend of $0.0775 per common share on June 15, 2022, which was paid on July 15, 2022.
•	Subsequent to quarter end, repurchased 268,231 common shares at a weighted average price of $6.96 per share, or $1.9 million in the aggregate.

Financial Results

Quarter Ended June 30, 2022

Net loss attributable to common stockholders was $0.4 million, or $0.00 per diluted share, for the quarter ended June 30, 2022, compared to $15.9 million, or $0.07 per diluted share, for the quarter ended June 30, 2021. Net loss attributable to common stockholders for the quarter ended June 30, 2021 includes a $10.7 million contribution to an unconsolidated joint venture, that was expensed in accordance with GAAP.

Funds from Operations (“FFO”) attributable to common stockholders was $53.3 million, or $0.24 per diluted share, for the quarter ended June 30, 2022, compared to $37.9 million, or $0.17 per diluted share, for the quarter ended June 30, 2021. FFO attributable to common stockholders for the quarter ended June 30, 2021 includes a $10.7 million contribution to an unconsolidated joint venture, that was expensed in accordance with GAAP. FFO attributable to common stockholders for the quarters ended June 30, 2022 and 2021 also includes the impact of other non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended June 30, 2022 and 2021 by $0.3 million and $9.7 million, respectively, or $0.00 and $0.05 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $53.6 million, or $0.24 per diluted share, for the quarter ended June 30, 2022, compared to $47.6 million, or $0.22 per diluted share, for the quarter ended June 30, 2021.

Six Months Ended June 30, 2022

Net income attributable to common stockholders was $3.0 million, or $0.01 per diluted share, for the six months ended June 30, 2022, compared to net loss attributable to common stockholders of $19.5 million, or $0.09 per diluted share, for the six months ended June 30, 2021. Net loss attributable to common stockholders for the six months ended June 30, 2021 includes a $10.7 million contribution to an unconsolidated joint venture, that was expensed in accordance with GAAP.

FFO attributable to common stockholders was $108.2 million, or $0.49 per diluted share, for the six months ended June 30, 2022, compared to $88.8 million, or $0.40 per diluted share, for the six months ended June 30, 2021. FFO attributable to common stockholders for the six months ended June 30, 2021 includes a $10.7 million contribution to an unconsolidated joint venture, that was expensed in accordance with GAAP. FFO attributable to common stockholders for the six months ended June 30, 2022 and 2021 also includes the impact of other non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, did not impact FFO attributable to common stockholders for the six months ended June 30, 2022 and decreased FFO attributable to common stockholders for the six months ended June 30, 2021 by $9.4 million, or $0.05 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $108.2 million, or $0.49 per diluted share, for the six months ended June 30, 2022, compared to $98.2 million, or $0.45 per diluted share, for the six months ended June 30, 2021.

Portfolio Operations

Quarter Ended June 30, 2022

Same Store Cash NOI increased by $5.1 million, or 5.6%, to $96.8 million for the quarter ended June 30, 2022 from $91.7 million for the quarter ended June 30, 2021. Same Store NOI increased by $8.5 million, or 9.0%, to $102.8 million for the quarter ended June 30, 2022 from $94.3 million for the quarter ended June 30, 2021.

During the quarter ended June 30, 2022, the Company leased 250,231 square feet, of which the Company’s share was 188,175 square feet that was leased at a weighted average initial rent of $78.28 per square foot. This leasing activity, partially offset by lease expirations in the quarter, increased leased occupancy by 80 basis points to 91.4% at June 30, 2022 from 90.6% at March 31, 2022. Same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods), increased by 90 basis points to 91.4% at June 30, 2022 from 90.5% at March 31, 2022. Of the 188,175 square feet leased, 96,052 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which rental rates decreased by 5.3% on a cash basis and increased 0.5% on a GAAP basis. The weighted average lease term for leases signed during the second quarter was 9.0 years and weighted average tenant improvements and leasing commissions on these leases were $10.43 per square foot per annum, or 13.3% of initial rent.

Six Months Ended June 30, 2022

Same Store Cash NOI increased by $8.7 million, or 4.7%, to $192.8 million for the six months ended June 30, 2022 from $184.1 million for the six months ended June 30, 2021. Same Store NOI increased by $5.9 million, or 3.0%, to $199.0 million for the six months ended June 30, 2022 from $193.1 million for the six months ended June 30, 2021.

During the six months ended June 30, 2022, the Company leased 453,051 square feet, of which the Company’s share was 340,377 square feet that was leased at a weighted average initial rent of $73.54 per square foot. This leasing activity, partially offset by lease expirations in the six months, increased leased occupancy by 70 basis points to 91.4% at June 30, 2022 from 90.7% at December 31, 2021. Same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods), increased by 80 basis points to 91.4% at June 30, 2022 from 90.6% at December 31, 2021. Of the 340,377 square feet leased, 237,321 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which rental rates decreased by 2.5% on a cash basis and remained in-line with prior rental rates on a GAAP basis. The weighted average lease term for leases signed during the six months was 8.5 years and weighted average tenant improvements and leasing commissions on these leases were $9.59 per square foot per annum, or 13.0% of initial rent.

Guidance

The Company is raising its Estimated Core FFO Guidance for the full year of 2022, which is reconciled below to estimated net (loss) income attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that earnings attributable to common stockholders will be between a net loss of $0.01 per diluted share and net income of $0.03 per diluted share, compared to its prior estimated range of net loss attributable to common stockholders of $0.05 and $0.01 per diluted share, an increase in net income of $0.04 per diluted share at the midpoint of the Company’s prior estimate, resulting from (i) $0.01 per diluted share from better than expected portfolio operations, (ii) $0.01 per diluted share from higher straight line rental income, (iii) $0.01 per diluted share from lower interest expense and (iv) $0.02 per diluted share from lower depreciation expense, partially offset by (v) $0.01 per diluted share from higher general and administrative expenses. The estimated net (loss) income attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the six months ended June 30, 2022, and its outlook for the remainder of 2022, the Company is raising its Estimated 2022 Core FFO to be between $0.95 and $0.99 per diluted share, compared to its prior estimate of $0.93 to $0.97 per diluted share. This represents an increase of $0.02 per diluted share at the midpoint of the Company’s guidance, resulting primarily from (i) $0.01 per diluted share from better than expected portfolio operations, (ii) $0.01 per diluted share from higher straight line rental income, and (iii) $0.01 per diluted share from lower interest expense, partially offset by, (iv) $0.01 per diluted share from higher general and administrative expenses.

	Full Year 2022
(Amounts per diluted share)	Low	High
Estimated net (loss) income attributable to common stockholders	$(0.01)	$0.03
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.96	0.96
Estimated Core FFO	$0.95	$0.99

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 6. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the COVID-19 global pandemic. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations; the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of rising inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2022, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Wednesday, July 27, 2022 at 12:00 p.m. Eastern Time (ET), during which management will discuss the second quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 3:00 p.m. ET on July 27, 2022 through August 3, 2022 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13729527.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	June 30, 2022	December 31, 2021
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,103,782	6,061,824
	8,070,019	8,028,061
Accumulated depreciation and amortization	(1,199,035)	(1,112,977)
Real estate, net	6,870,984	6,915,084
Cash and cash equivalents	506,933	524,900
Restricted cash	24,934	4,766
Investments in unconsolidated joint ventures	429,418	408,096
Investments in unconsolidated real estate funds	14,156	11,421
Accounts and other receivables	17,788	15,582
Deferred rent receivable	336,736	332,735
Deferred charges, net	119,431	122,177
Intangible assets, net	104,929	119,413
Other assets	56,920	40,388
Total assets	$8,482,229	$8,494,562

Liabilities:
Notes and mortgages payable, net	$3,837,968	$3,835,620
Revolving credit facility	-	-
Accounts payable and accrued expenses	108,464	116,192
Dividends and distributions payable	18,787	16,895
Intangible liabilities, net	41,119	45,328
Other liabilities	24,537	25,495
Total liabilities	4,030,875	4,039,530
Equity:
Paramount Group, Inc. equity	3,697,192	3,588,163
Noncontrolling interests in:
Consolidated joint ventures	412,189	428,833
Consolidated real estate fund	80,557	81,925
Operating Partnership	261,416	356,111
Total equity	4,451,354	4,455,032
Total liabilities and equity	$8,482,229	$8,494,562

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Rental revenue	$177,243	$174,628	$347,165	$347,774
Fee and other income	8,274	7,641	22,037	15,661
Total revenues	185,517	182,269	369,202	363,435
Expenses:
Operating	67,814	64,072	134,475	130,690
Depreciation and amortization	57,398	59,925	113,022	118,230
General and administrative	16,706	18,418	32,351	32,782
Transaction related costs	159	135	276	416
Total expenses	142,077	142,550	280,124	282,118
Other income (expense):
Loss from unconsolidated joint ventures	(4,416)	(15,717)	(9,529)	(21,033)
Income from unconsolidated real estate funds	155	148	325	328
Interest and other income, net	796	1,070	1,027	2,372
Interest and debt expense	(35,578)	(34,914)	(69,855)	(69,653)
Net income (loss) before income taxes	4,397	(9,694)	11,046	(6,669)
Income tax expense	(359)	(434)	(886)	(1,575)
Net income (loss)	4,038	(10,128)	10,160	(8,244)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(4,779)	(7,428)	(8,204)	(13,156)
Consolidated real estate fund	352	29	1,368	(56)
Operating Partnership	29	1,584	(313)	1,935
Net (loss) income attributable to common stockholders	$(360)	$(15,943)	$3,011	$(19,521)

Per Share:
Basic	$(0.00)	$(0.07)	$0.01	$(0.09)
Diluted	$(0.00)	$(0.07)	$0.01	$(0.09)

Weighted average common shares outstanding:
Basic	222,971,886	218,696,284	220,888,664	218,681,228
Diluted	222,971,886	218,696,284	220,930,019	218,681,228

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reconciliation of Net Income (Loss) to FFO and Core FFO:
Net income (loss)	$4,038	$(10,128)	$10,160	$(8,244)
Real estate depreciation and amortization (including our share
of unconsolidated joint ventures)	67,235	70,264	133,060	139,405
FFO	71,273	60,136	143,220	131,161
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(13,945)	(18,453)	(26,460)	(33,527)
Consolidated real estate fund	346	29	1,355	(56)
FFO attributable to Paramount Group Operating Partnership	57,674	41,712	118,115	97,578
Less FFO attributable to noncontrolling interests in
Operating Partnership	(4,352)	(3,769)	(9,920)	(8,761)
FFO attributable to common stockholders	$53,322	$37,943	$108,195	$88,817
Per diluted share	$0.24	$0.17	$0.49	$0.40

FFO	$71,273	$60,136	$143,220	$131,161
Non-core items:
Adjustment to equity in earnings for contributions to
(distributions from) an unconsolidated joint venture	168	10,492	(415)	9,915
Consolidated real estate fund's share of after-tax net gain
on sale of residential condominium units (One Steuart Lane)	(1,022)	-	(1,684)	-
Other, net	1,664	133	3,752	379
Core FFO	72,083	70,761	144,873	141,455
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(13,945)	(18,453)	(26,460)	(33,527)
Consolidated real estate fund	(128)	29	(287)	(56)
Core FFO attributable to Paramount Group Operating Partnership	58,010	52,337	118,126	107,872
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(4,377)	(4,729)	(9,915)	(9,692)
Core FFO attributable to common stockholders	$53,633	$47,608	$108,211	$98,180
Per diluted share	$0.24	$0.22	$0.49	$0.45

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	222,971,886	218,696,284	220,888,664	218,681,228
Effect of dilutive securities	26,594	51,117	41,355	50,563
Denominator for FFO and Core FFO per diluted share	222,998,480	218,747,401	220,930,019	218,731,791

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reconciliation of Net Income (Loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$4,038	$(10,128)	$10,160	$(8,244)
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	57,398	59,925	113,022	118,230
General and administrative	16,706	18,418	32,351	32,782
Interest and debt expense	35,578	34,914	69,855	69,653
Income tax expense	359	434	886	1,575
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	11,585	10,557	22,819	20,883
Loss from unconsolidated joint ventures	4,416	15,717	9,529	21,033
Fee income	(5,974)	(6,201)	(17,962)	(12,871)
Interest and other income, net	(796)	(1,070)	(1,027)	(2,372)
Other, net	4	(13)	(49)	88
NOI	123,314	122,553	239,584	240,757
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(21,796)	(26,233)	(42,118)	(48,958)
Consolidated real estate fund	-	121	-	206
PGRE's share of NOI	101,518	96,441	197,466	192,005
Acquisitions / Redevelopment	(164)	(231)	(211)	(231)
Lease termination income	(157)	(1,614)	(1,875)	(1,712)
Other, net	1,578	(294)	3,577	3,044
PGRE's share of Same Store NOI	$102,775	$94,302	$198,957	$193,106

NOI	$123,314	$122,553	$239,584	$240,757
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(5,977)	(2,958)	(4,319)	(11,060)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,128)	(1,662)	(2,325)	(3,465)
Cash NOI	116,209	117,933	232,940	226,232
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(20,693)	(24,198)	(41,206)	(43,139)
Consolidated real estate fund	-	121	-	206
PGRE's share of Cash NOI	95,516	93,856	191,734	183,299
Acquisitions / Redevelopment	(176)	(287)	(242)	(287)
Lease termination income	(157)	(1,614)	(1,875)	(1,712)
Other, net	1,608	(271)	3,211	2,835
PGRE's share of Same Store Cash NOI	$96,791	$91,684	$192,828	$184,135